UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
(Securities Exchange Act of 1934
(Amendment No.   )
Filed by the Registrant ☒ Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☐	Preliminary Proxy Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
☒	Definitive Proxy Statement.
☐	Definitive Additional Materials.
☐	Soliciting Material under § 240.14a-12.
ANNEXON, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

ANNEXON, INC.
1400 Sierra Point Parkway, Bldg C, Suite 200
Brisbane, California 94005
NOTICE OF 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2025
Dear Stockholder:
You are cordially invited to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Annexon, Inc., a Delaware corporation (the “Company”), on Thursday, June 5, 2025 at 8:00 a.m. Pacific Time. This year’s Annual Meeting will be held virtually, conducted via live audio webcast. You can attend the meeting via the internet at www.virtualshareholdermeeting.com/ANNX2025 by using the 16-digit control number that appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.
The Annual Meeting will be held for the following purposes:
1.
To elect the two nominees for director named in the accompanying proxy statement to serve as Class II directors to hold office until the 2028 annual meeting of stockholders or until their respective successors are duly elected and qualified or until the director’s earlier death, resignation or removal.

2.	To ratify the selection by the Audit Committee of our Board of Directors of KPMG LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.
3.	To approve, on a non-binding advisory basis, the compensation of our named executive officers.
4.	To conduct any other business properly brought before the meeting or any continuation, adjournment or postponement thereof.
These items of business are more fully described in the Proxy Statement accompanying this Notice.
The record date for the Annual Meeting is April 8, 2025. Only stockholders of record at the close of business on that date may vote at the Annual Meeting or any continuation, adjournment or postponement thereof. A complete list of such stockholders will be open to the examination of any stockholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting at our principal executive offices by stating the purpose of the request and providing proof of ownership of our common stock. The complete list of such stockholders will also be available to stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/ANNX2025.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to Be Held on
Thursday, June 5, 2025 at 8:00 a.m. Pacific Time, conducted via live audio webcast.
The proxy statement and annual report to stockholders
are available electronically at www.proxyvote.com.
By Order of the Board of Directors

Douglas Love
President and Chief Executive Officer
Brisbane, California
April 23, 2025
You are cordially invited to attend the Annual Meeting, conducted via live audio webcast. Whether or not you expect to attend the meeting, please vote by proxy over the telephone or through the internet, or by completing, dating, signing and returning a proxy that we may mail to you as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote at the Annual Meeting. Please note, however, that if your shares are held through a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

ANNEXON, INC.
1400 Sierra Point Parkway, Bldg C, Suite 200
Brisbane, California 94005
PROXY STATEMENT
FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS
QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING
Why did I receive a notice regarding the availability of proxy materials on the internet?
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (the “Board”) of Annexon, Inc. (sometimes referred to as the “Company” or “Annexon”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”), including at any continuation, adjournment or postponement of the meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.
We intend to mail the Notice on or about April 23, 2025 to all stockholders of record entitled to vote at the Annual Meeting.
How do I attend the Annual Meeting?
The meeting will be held virtually on Thursday, June 5, 2025 at 8:00 a.m. Pacific Time at www.virtualshareholdermeeting.com/ANNX2025. There will be no physical meeting location. The meeting will be conducted only via an audio webcast. We believe that hosting a virtual meeting will facilitate stockholder attendance and participation at our annual meeting by enabling stockholders to participate from any location around the world. We have designed the virtual meeting to provide the same rights and opportunities to participate as stockholders would have at an in-person meeting, including the right to vote and ask questions during the meeting through the virtual meeting platform. To attend the Annual Meeting, stockholders will need to log-in to www.virtualshareholdermeeting.com/ANNX2025 using the 16-digit control number on the proxy card or the instructions that accompanied your proxy materials. The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. Online access to the webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log in and test their devices’ audio systems. We encourage our stockholders to access the Annual Meeting in advance of the designated start time. A technical support telephone number will be posted on the log-in page that you can call if you encounter any difficulties accessing the virtual meeting during check-in or during the meeting. Information on how to vote at the Annual Meeting is below.
Who can vote at the Annual Meeting?
Only stockholders of record at the close of business on April 8, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 109,714,404 shares of common stock outstanding and entitled to vote.
Stockholder of Record: Shares Registered in Your Name
If on April 8, 2025 your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.
Beneficial Owner: Shares Registered in the Name of a Broker or Bank
If on April 8, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.
What am I voting on?
There are three matters scheduled for a vote:
•	Election of two Class II directors;
•	Ratification of selection by the Audit Committee of our Board (“Audit Committee”) of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and
•	Approval, on a non-binding advisory basis, of the compensation of our named executive officers.
What if another matter is properly brought before the meeting?
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.
How do I vote?
You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the ratification of selection by the Audit Committee of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and for approval, on a non-binding advisory basis, of the compensation of our named executive officers, you may vote “For” or “Against” or abstain from voting.
The procedures for voting are as follows:
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record, you may vote at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote even if you have already voted by proxy.
•
To vote prior to or during the Annual Meeting, go to www.virtualshareholdermeeting.com/ANNX2025 to vote your shares prior to or during the Annual Meeting. You will need the 16-digit control number which appears on your proxy card (printed in the box and marked by the arrow) and the instructions that accompanied your proxy materials.

•
To vote using the proxy card, simply complete, sign and date the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•
To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.

•
To vote through the internet before the Annual Meeting, go to http://www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice. Your internet vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.

•	Beneficial Owner: Shares Registered in the Name of Broker or Bank
•
If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?
On each matter to be voted upon, you have one vote for each share of common stock you own as of April 8, 2025.
What happens if I do not vote?
Stockholder of Record: Shares Registered in Your Name
If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or at the Annual Meeting, your shares will not be voted.
Beneficial Owner: Shares Registered in the Name of Broker or Bank
If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, they will only be permitted to vote your shares on “routine” matters. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Generally, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1 or 3 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.
What if I return a proxy card or otherwise vote but do not make specific choices?
If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the two nominees for director, “For” the ratification of the selection by the Audit Committee of the Board of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025 and “For” the approval, on a non-binding advisory basis, of the compensation of our named executive officers. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.
Who is paying for this proxy solicitation?
We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, by e-mail or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What does it mean if I receive more than one Notice?
If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.
Can I change my vote after submitting my proxy?
Stockholder of Record: Shares Registered in Your Name
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:
•	You may submit another properly completed proxy card with a later date.
•	You may grant a subsequent proxy by telephone or through the internet.
•	You may send a timely written notice that you are revoking your proxy to our Corporate Secretary prior to or at the Annual Meeting.
•	You may attend the Annual Meeting and vote by following the instructions described above. Simply attending the meeting will not, by itself, revoke your proxy.
•	Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank
If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.
Can I submit questions in advance or during the Annual Meeting?
Stockholders may submit questions in writing in advance or during the annual meeting at the following website: www.virtualshareholdermeeting.com/ANNX2025. Stockholders will use their 16-digit control number which is included on their proxy card or the instructions that accompanied the proxy materials. As part of the Annual Meeting, we will hold a live Q&A session, during which we will answer questions pertinent to the Company and the meeting matters, as time permits.
When are stockholder proposals and director nominations due for next year’s annual meeting?
Stockholders who intend to have a proposal considered for inclusion in next year’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must submit their proposal in writing by December 24, 2025, to our Corporate Secretary at 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. If you wish to submit a proposal (including a director nomination) at the meeting that is not to be included in next year’s proxy materials, you must provide specified information in writing to our Corporate Secretary at the address above no earlier than February 5, 2026 and no later than March 7, 2026; provided, however, that if our 2026 annual meeting of stockholders is held before May 6, 2026, or after August 4, 2026, notice by the stockholder to be timely must be received not later than the 90th day prior to such annual meeting, or if later, the 10th day following the day on which public disclosure of the date of such meeting is first made. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.
Submissions for director nomination must include (1) the full name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the class and number of shares of each class of capital stock of the Company which are owned of record and beneficially by such nominee, (4) the date or dates on which such shares were acquired and the investment intent of such acquisition, (5) a statement whether such nominee, if elected, intends to tender, promptly following such person’s failure to receive the required vote for election or re-election at the next meeting at which such person would face election or re-election, an irrevocable resignation effective upon acceptance of such resignation by our Board and (6) such other information concerning such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (including such person’s written consent to being named as a nominee and to serving as a director if elected), as well as certain information related to any stockholder proposing such nominee. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.
In addition to satisfying the foregoing advance notice requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act.
We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.
We intend to file a proxy statement and WHITE proxy card with the SEC in connection with its solicitation of proxies for our Annual Meeting. Stockholders may obtain our proxy statement (and any amendments and supplements thereto) and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.
How are votes counted?
Votes will be counted by the inspector of election appointed for the meeting, who will separately count, (a) for Proposal 1, to elect directors, votes “For,” “Withhold” and broker non-votes, (b) with respect to Proposal 2, votes “For” and “Against” and abstentions, (c) with respect to Proposal 3, votes “For” and “Against” and abstentions and broker non-votes and (d) with respect to any other proposals, votes “For” and “Against,” abstentions and, if applicable, broker non-votes. Abstentions have no effect on the proposals to be voted upon at the Annual Meeting. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.
What are “broker non-votes”?
As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by applicable stock exchange rules to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”
How many votes are needed to approve each proposal?
The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Broker Discretionary Voting Allowed	Effect of Broker Non-Votes
1	Election of directors	The plurality of the votes cast. This means that the nominees receiving the highest number of affirmative “FOR” votes will be elected as Class II directors.	Not applicable	No	None

2	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	None	Yes	Not applicable

3	Approval, on a non-binding advisory basis, of the compensation of our named executive officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	None	No	None

How does the Board recommend that I vote?
Our Board recommends that you vote “For” the election of the two nominees for director in Proposal 1, “For” Proposal 2 and “For” Proposal 3, as further described in this proxy statement.
What is the quorum requirement?
A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding a majority in voting power of the issued and outstanding shares entitled to vote are present in person, or by remote communication, or represented by proxy. On the record date, there were 109,714,404 shares issued and outstanding and entitled to vote. Thus, the holders of 54,857,203 shares must be present in person, or by remote communication, or represented by proxy at the meeting to have a quorum.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the meeting or the holders of a majority in voting power entitled to vote present in person, or by remote communication or represented by proxy may adjourn the meeting to another date.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS
Our Board is divided into three classes. Each class has a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified or, if sooner, until the director’s earlier death, resignation or removal.
Our Board presently has eight members and eight authorized Board seats. There are two directors in the class whose term of office expires in 2025: Jung E. Choi and William D. Waddill, each of whom was nominated for director by the Board at the recommendation of the Nominating and Corporate Governance Committee. Jung E. Choi and William D. Waddill have served on our Board since June 2020 and August 2021, respectively. If elected at the Annual Meeting, each of the Class II nominees would serve until the 2028 annual meeting of stockholders and until his or her successor has been duly elected and qualified, or, if sooner, until each such director’s earlier death, resignation or removal. The current Class I directors, whose term will expire at the 2027 annual meeting of stockholders, are William H. Carson, M.D., William (BJ) Jones, Jr. and Muneer A. Satter and the current Class III directors, whose term will expire at the 2026 annual meeting of stockholders, are Bettina M. Cockroft, M.D., Douglas Love, Esq. and Thomas G. Wiggans.
Directors are elected by a plurality of the votes cast. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Annexon. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” EACH NAMED NOMINEE.
Set forth below is certain biographical information and ages as of April 8, 2025 for each nominee and each director whose term will continue after the Annual Meeting.

Name	Age	Director Class
William H. Carson, M.D.	66	Class I
William (BJ) Jones, Jr.	61	Class I
Muneer A. Satter	64	Class I
Jung E. Choi	55	Class II
William D. Waddill	68	Class II
Bettina M. Cockroft, M.D.	58	Class III
Douglas Love, Esq.	57	Class III
Thomas G. Wiggans	73	Class III

NOMINEES FOR ELECTION TO CLASS II EXPIRING AT THE 2025 ANNUAL MEETING
Jung E. Choi has served as a member of our Board since June 2020. Ms. Choi has served as the Chief Executive Officer and a member of the Board of Directors of Alterome Therapeutics since April 2025. From April 2015 until April 2023, Ms. Choi served as Chief Business and Strategy Officer of Global Blood Therapeutics, Inc., a biopharmaceutical company that was acquired by Pfizer Inc. in October 2022, responsible for corporate strategy, business development, R&D portfolio strategy and program management, patient advocacy and government affairs. From April 2014 to March 2015, Ms. Choi served as Senior Vice President, Corporate Development for InterMune, Inc., a biotechnology company that was acquired by Roche Holding AG in 2014, and served as an adviser on strategy and business development to InterMune from March 2013 to April 2014. Prior to joining InterMune, from February 2011 to March 2013, Ms. Choi led corporate and business development for Chimerix, Inc., a publicly-held biopharmaceutical company, as a consultant and Senior Vice

President, Corporate Development. Prior to that, from August 2001 to August 2010, Ms. Choi held various management positions at Gilead Sciences, Inc., a publicly-held biopharmaceutical company, including leadership of business development, licensing and mergers and acquisition activities. During her tenure at Gilead Sciences, Ms. Choi built and oversaw the corporate development group, and led the U.S. commercial launch of Hepsera® for the treatment of the hepatitis B virus. Ms. Choi received a B.A. in Human Biology and an M.B.A. from Stanford University. We believe that Ms. Choi is qualified to serve on our Board due to her experience as an executive of biotechnology companies.
William D. Waddill has served as a member of our Board since August 2021. From April 2014 to December 2016, Mr. Waddill served as Senior Vice President and Chief Financial Officer, Treasurer and Secretary of Calithera Biosciences, Inc., a publicly-held biotechnology company. From October 2007 to March 2014, he served as Senior Vice President and Chief Financial Officer of OncoMed Pharmaceuticals, Inc., a publicly-held biopharmaceutical company. From October 2006 to September 2007, Mr. Waddill served as the Senior Vice President, Chief Financial Officer of Ilypsa, Inc., a biotechnology company that was acquired in 2007 by Amgen, Inc. From February 2000 to September 2006, Mr. Waddill served as a Principal at Square One Finance, a financial consulting business. From December 1996 to February 2000, Mr. Waddill served as Senior Director of Finance and Administration at Exelixis, Inc., a publicly-held biotechnology company. Mr. Waddill also serves as a member of the board of directors of Turnstone Biologics Corp., a publicly-held biopharmaceutical company, since April 2024, Protagonist Therapeutics, Inc., a publicly-held clinical-stage biopharmaceutical company, since July 2016 and Arrowhead Pharmaceuticals, a publicly-held biopharmaceutical company, since January 2018. He received a B.S. in Accounting from the University of Illinois, Chicago, and a certification as a public accountant (inactive), after working at PricewaterhouseCoopers LLP and Deloitte LLP. We believe that Mr. Waddill is qualified to serve on our Board due to his financial expertise and his extensive experience in the biotechnology field.
CLASS I DIRECTORS
CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING
William H. Carson has served as a member of our Board since February 2021. Dr. Carson was the chair of the board of directors of Otsuka Pharmaceutical Development & Commercialization, Inc., a privately-held healthcare company, from January 2020 through March 2023. From 2002 to 2019, Dr. Carson held various executive leadership roles at Otsuka, most recently as President and Chief Executive Officer from 2010 to 2019. Prior to that, he worked at the Pharmaceutical Research Institute at Bristol Myers Squibb from 1998 to 2002. He was on faculty at the Medical University of South Carolina in the Department of Psychiatry and Behavioral Sciences from 1988 to 1998. Dr. Carson was the board chair of Decibel Therapeutics, Inc., a publicly-held clinical-stage biotechnology company from June 2021 until it was acquired by Regeneron in September 2023. He is also a member of the board of directors of Excision Biotherapeutics, Inc. and Lutron Electronics. He previously served on the boards of Saama Technologies, Inc., a privately-held clinical analytics company, and Prevail Therapeutics, Inc., a publicly-held biotechnology company, until its acquisition by Eli Lilly & Company, and of Internet2, a not-for-profit United States computer networking consortium. Dr. Carson also serves as an advisor to Artis Ventures, a venture capital firm that focuses on health and technology innovations. Dr. Carson is also chair of the Sozosei Foundation, the philanthropic arm of Otsuka America Pharmaceutical, Inc., and Board Chair Emeritus of the Sphinx Organization, which is dedicated to diversity in the arts. Dr. Carson received a B.A. in History and Science from Harvard College and an M.D. from Case Western Reserve University School of Medicine, followed by his residency in psychiatry at Tufts/New England Medical Center. We believe Dr. Carson is qualified to serve on our Board due to his educational background and his decades of experience in the biotechnology field.
William (BJ) Jones, Jr. has served as a member of our Board since January 2025. Mr. Jones currently serves as the Chief Commercial Officer of NewAmsterdam Pharma Company N.V., a publicly-held biopharmaceutical company, since August 2023, where he is responsible for building and leading all commercial and medical affairs functions, including marketing, market access, sales, medical science engagement and enterprise operations. Prior to joining NewAmsterdam Pharma, Mr. Jones served as Chief Commercial Officer, Migraine and Common Diseases of Biohaven Pharmaceuticals Holding Company Ltd., a biopharmaceutical company, from April 2019 to December 2022, where he was responsible for building the company’s commercial capability and launching its first FDA-approved product (Nurtec ODT), including through Biohaven’s acquisition by Pfizer in October 2022. Prior to Biohaven Pharmaceuticals, Mr. Jones served as Vice President, Head of Sales and Commercial Operations for the general medicine business unit of Takeda Pharmaceutical Company Limited, a publicly-held pharmaceutical company, from January 2016 to March 2019. Mr. Jones currently serves on the board of directors of Akili, Inc., a publicly-held digital medicine company, and Apogee Therapeutics, Inc., a publicly-held biopharmaceutical company. Mr. Jones received a B.S. in human factors engineering from the U.S. Air Force Academy, an M.S. in industrial engineering from Texas A&M University and an M.B.A. from the Stanford University Graduate School of Business. We believe Mr. Jones is qualified to serve on our Board due to his experience as an executive and a board member of biopharmaceutical companies.
Muneer A. Satter has served as a member of our Board since December 2014. Mr. Satter has been Founder and Managing Partner of Satter Medical Technology Partners, L.P. since 2016, and chair of Satter Investment Management, LLC since 2012, and he also manages the Satter Foundation. Prior to Satter Investment Management, Mr. Satter was a partner at Goldman Sachs where he spent 24 years in various roles, most recently as a senior member of the Merchant Banking Investment Committee overseeing private equity and debt investments, and the Global Head of the Mezzanine Group in the Merchant Banking Division, where he raised and managed over $30 billion of assets and served as a Chairman of their Risk Committee. Mr. Satter was a member of the board of directors of Aerpio Pharmaceuticals, Inc., a publicly-held biopharmaceutical company, from October 2013 to June 2020, a member and chair of the board of directors of Akebia Therapeutics, Inc. from May 2013 to December 2018 and a member of the board of directors of Vital Therapies, Inc., a publicly-held biotherapeutic company, from October 2012 to October 2018. Mr. Satter serves as Vice Chair of the Goldman Sachs Foundation and GS Gives, where he is also chair of the Investment Committee. Mr. Satter is also on the Board of Advisors of Accelerate Institute and on the board of directors of the Navy SEAL Foundation and Northwestern Medical Group. Mr. Satter is on the board of trustees of Northwestern University, where he was also previously chair of the Finance Committee. Mr. Satter is also a former board member of World Business Chicago and the Nature Conservancy. Mr. Satter received a B.A. in Economics from Northwestern University, a J.D. from Harvard Law School and an M.B.A. from Harvard Business School. We believe that Mr. Satter is qualified to serve on our Board due to his experience in the financial industry, his experience as a board member of biotechnology and pharmaceutical companies and his experience as an investor in life sciences companies.
CLASS III DIRECTORS
CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING
Bettina M. Cockroft has served as a member of our Board since January 2022. Dr. Cockroft has served as the Chief Medical Officer of Cilcare Inc. since January 2025. From September 2019 to June 2023, Dr. Cockroft was Senior Vice President and Chief Medical Officer at Sangamo Therapeutics, Inc., a publicly-held biotechnology company, where she oversaw clinical development activities and operations. She has over 30 years of experience in the biopharmaceutical industry and has worked across multiple therapeutic areas and led programs in several countries. Prior to joining Sangamo, Dr. Cockroft served on the senior leadership team at Cytokinetics, Inc., a publicly-held biopharmaceutical company, where she was responsible for clinical development of fast skeletal muscle troponin activators in diseases such as Amyotrophic Lateral Sclerosis and Spinal Muscular Atrophy. She served as Vice President, Clinical Research, Neurology, at Cytokinetics from August 2017 to September 2019. From October 2016 to July 2017, Dr. Cockroft served as a pharmaceutical executive consultant, and prior to that, from September 2013 to September 2016, she served as Chief Medical Officer of Auris Medical AG, a biopharmaceutical company, where she led and grew the clinical development team responsible for two Phase 3 programs. Dr. Cockroft also held roles of increasing responsibility at Merck Serono S.A., Novartis Consumer Health and Menarini Ricerche/Berlin-Chemie earlier in her career. Dr. Cockroft currently serves as a member of the board of directors of CNS Pharmaceuticals, Inc. Dr. Cockroft received an M.B.A. from MIT Sloan School of Management and an M.D. from the University of Genova (Italy). We believe that Dr. Cockroft is qualified to serve on our Board due to her educational background and her extensive experience in the biotechnology field.
Douglas E Love has served as our President and Chief Executive Officer (“CEO”) and a member of our Board since December 2014 with extensive business and legal leadership experience in biotech. Prior to joining us, from 2008 to April 2013, he served as Head of Operations & Strategic Alliances for Elan Pharmaceuticals, Inc., a biopharmaceutical company, where he led the Tysabri® multiple sclerosis franchise. Mr. Love also led Elan’s Alzheimer’s Immunotherapy Program, which was licensed to Johnson & Johnson, as well as Elan’s global Commercial, Medical Affairs and Alliance Management groups. From 2006 to 2008, he served as Head of Strategic Alliances, Business Development & Business Integration for Elan. Prior to joining Elan, Mr. Love served as an associate at the law firm Orrick, Herrington & Sutcliffe LLP, as Corporate Counsel at Amgen, Inc., and as Section Corporate Counsel at Genentech, Inc., where he led the BioOncology Healthcare Law Group. Mr. Love received a B.S. in business administration from the University of Southern California and a J.D. with great distinction from McGeorge School of Law. We believe that Mr. Love is qualified to serve on our Board due to the valuable expertise and perspective he brings in his capacity as our President and CEO and because of his extensive experience and knowledge of our industry.
Thomas G. Wiggans has served as a member of our Board since February 2017 and chair of our Board since February 2021. Mr. Wiggans founded Dermira, Inc., a publicly-held pharmaceutical company, in August 2010 and served as its Chief Executive Officer from September 2010 to February 2020 and chair of its board of directors from October 2014 until its acquisition by Eli Lilly in February 2020. Mr. Wiggans has served as a member of the board of directors of CymaBay Therapeutics, Inc., a publicly held clinical-stage biopharmaceutical company, until its acquisition by Gilead in March 2024. Mr. Wiggans has also served on the boards of various industry organizations, educational institutions and private and public companies, including service on the boards of directors of Forma Therapeutics Holdings, Inc., from 2020 until its acquisition by Novo Nordisk in October 2022, Onyx Pharmaceuticals from March 2005 until its acquisition by Amgen Inc. in October 2013, Sangamo Biosciences, Inc. from June 2008 until June 2012, Somaxon Pharmaceuticals, Inc. from June 2008 until May 2012 and as chair of the board of directors of Excaliard Pharmaceuticals, Inc. from October 2010 until its acquisition by Pfizer, Inc. in December 2011. From October 2007, Mr. Wiggans served as chair of the board of directors of Peplin, Inc. and in July 2007, he became its Chief Executive Officer when he served until Peplin’s acquisition by LEO Pharma A/S 2009. Previously, Mr. Wiggans served as Chief Executive Officer of Connetics Corporation from July 1994, and as chair of the board of directors of Connetics from January 2006, until December 2006 when Connetics was acquired by Stiefel Laboratories, Inc. From 1992 to 1994, Mr. Wiggans served as President and Chief Operating Officer of Cyto Therapeutics Inc. From 1980 to 1992, Mr. Wiggans served at Ares-Serono S.A. in various management positions including President of its United States pharmaceutical operations and Managing Director of its United Kingdom pharmaceutical operations. Mr. Wiggans began his career with Eli Lilly. In addition, Mr. Wiggans served as Chairman of the Association of Biotechnology Companies and was a founding member of the board of directors of the Biotechnology Innovation Organization, a nonprofit educational organization. Mr. Wiggans is a member of the board of trustees of the University of Kansas Endowment Association. Mr. Wiggans received a B.S. in Pharmacy from the University of Kansas and an M.B.A. from Southern Methodist University. We believe that Mr. Wiggans is qualified to serve on our Board due to his extensive experience as an executive and a board member of biotechnology and pharmaceutical companies.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE
DIRECTOR INDEPENDENCE
Our common stock is listed on The Nasdaq Stock Market (“Nasdaq”). Under the Marketplace Rules of Nasdaq (the “Nasdaq Listing Rules”), independent directors must comprise a majority of a listed company’s Board. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
To be considered to be independent for purposes of Rule 10A-3 and under the rules of Nasdaq, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the board of directors or any other board committee: (1) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries or (2) be an affiliated person of the listed company or any of its subsidiaries.
To be considered independent for purposes of Rule 10C-1 and under the rules of Nasdaq, the Board must affirmatively determine that each member of the Compensation Committee is independent, including a consideration of all factors specifically relevant to determining whether the director has a relationship to the company which is material to that director’s ability to be independent from management in connection with the duties of a Compensation Committee member, including, but not limited to (i) the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the company to such director and (ii) whether such director is affiliated with the company, a subsidiary of the company or an affiliate of a subsidiary of the company.
Our Board has determined that all of our directors, other than Mr. Love, qualify as “independent” directors as that term is defined under the Nasdaq Listing Rules. Mr. Love is not considered independent by virtue of his position as our President and CEO. Under the Nasdaq Listing Rules, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members have engaged in various types of business dealings with us. In addition, as required by the Nasdaq Listing Rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.
In making these determinations, our Board considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them. There are no family relationships among any of our directors or executive officers.
LEADERSHIP STRUCTURE OF THE BOARD
Our amended and restated bylaws and corporate governance guidelines provide our Board with flexibility to combine or separate the positions of chair of the Board and Chief Executive Officer. Currently, the role of chair of the Board is separated from the role of Chief Executive Officer. Mr. Wiggans serves as chair of the Board and Mr. Love serves as our Chief Executive Officer. The Board has concluded that our current leadership structure is appropriate at this time. We believe that separating these positions allows our Chief Executive Officer to focus on our day-to-day business operations and strategy, while allowing our chair of the Board to lead the Board in its fundamental role of providing advice to, and independent oversight of, management. Our Board recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as chair of the Board, particularly as the Board’s oversight responsibilities continue to grow. In addition, we believe the chair of the Board is well-positioned to act as a bridge between management and the board, facilitating the regular flow of information. Among other duties, the chair of the Board may represent the Board in communications with stockholders and provide input on the structure and composition of the Board. The Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate. During its routine review of the board’s leadership structure, the Board and the Company regularly consider the circumstances under which the roles of chair of the Board and Chief Executive Officer could most effectively serve the interests of the Company and its stockholders if combined.

COMMUNICATIONS FROM STOCKHOLDERS
The Board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the directors as he considers appropriate.
Historically, the Company has not provided a formal process related to stockholder communications with the Board because it has not been determined to be necessary to facilitate stockholder communications. Every effort has been made to ensure that the views of stockholders are heard by the Board or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. The Company believes its responsiveness to stockholder communications to the Board has been excellent.
ROLE OF BOARD IN RISK OVERSIGHT PROCESS
Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Management’s involvement in day-to-day risk management enables them to assist our Board in the effective design, establishment, maintenance, review and evaluation of the Company’s disclosure controls and procedures. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, including risks associated with our strategic plan and business operations, our Audit Committee is responsible for overseeing our major financial risk exposures and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also approves or disapproves any related person transactions. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Our Nominating and Corporate Governance Committee oversees the management of risks associated with director independence and composition and organization of our Board, and monitors the effectiveness of our corporate governance guidelines.
MEETINGS OF THE BOARD
The Board met 6 times during the last fiscal year. Each Board member attended 85% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. As required under applicable Nasdaq listing standards, in fiscal 2024, the Company’s independent directors met regularly in executive sessions at which only independent directors were present. The Company does not have a formal policy requiring the members of our Board to attend its annual meetings of stockholders, although directors are encouraged to attend annual meetings. All directors attended the Company’s 2024 annual meeting of stockholders.
INFORMATION REGARDING COMMITTEES OF THE BOARD
The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Science and Technology Committee. Our Board has adopted charters for each of its committees, which can be found in the “Corporate Governance” section of our corporate website at https://ir.annexonbio.com/corporate-governance/governance-overview. The Board also establishes other committees as it deems necessary or appropriate from time to time. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
Below is a description of each standing committee of the Board.
Audit Committee
The Audit Committee consists of Mr. Waddill, Mr. Satter and Dr. Cockroft. Mr. Waddill is the chairperson of the Audit Committee. Our Board has determined that all members are independent under the Nasdaq Listing Rules and Rule 10A-3(b)(1) of the Exchange Act. Our Board has determined that each of Mr. Satter and Mr. Waddill is an Audit Committee financial expert as such term is currently defined in Item 407(d)(5) of Regulation S-K. Our Board has also determined that each member of our Audit Committee can read and understand fundamental consolidated financial statements, in accordance with applicable requirements.
Specific responsibilities of our Audit Committee include:
•	appointment, engagement, compensation, retention and oversight of the work of our independent registered public accounting firm;
•	pre-approving any audit and non-audit service provided to us by the independent registered public accounting firm;
•
reviewing and discussing our financial statements with management, including our management’s discussion and analysis of financial condition and results of operations to be included in our Annual and Quarterly Reports to be filed with the SEC;

•	discussing with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;
•	discussing with management our policies with respect to risk assessment and risk management;
•	establishing procedures for the receipt, retention and treatment of any complaints received by us regarding accounting, internal accounting controls or auditing matters;
•	consulting with management to establish procedures and internal controls relating to cybersecurity;
•	reviewing and approving all related party transactions;
•
investigating any reports received through the ethics helpline and reports to the Board periodically with respect to any information received through the ethics helpline and any related investigations; and

•	conducting an annual assessment of the performance of the Audit Committee and its members, and the adequacy of its charter.
The Audit Committee met 4 times in 2024.
Audit Committee Report
The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written communications from the independent registered public accounting firm required by the PCAOB concerning independence, and has discussed the firm's independence with them. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Dr. Bettina Cockroft
Mr. Muneer Satter
Mr. William D. Waddill (Chair)

Compensation Committee
The Compensation Committee consists of Mr. Wiggans, Dr. Carson, and Ms. Choi. Ms. Choi is the chairperson of the Compensation Committee. Our Board has determined that all members are independent under the Nasdaq Listing Rules and are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act.
Specific responsibilities of the Compensation Committee include:
•	reviewing and approving the compensation and other terms of employment of our chief executive officer and other executive officers;
•	reviewing and recommending to the Board the corporate performance goals and objectives relevant to such compensation;

•	reviewing and considering the results of our most recent stockholder advisory vote on the compensation of our executive officers, if any;
•	establishing, amending, managing, periodically reviewing and, where appropriate, terminating our equity incentive plans, compensation plans and similar programs;
•	periodically reviewing and recommending to the Board the compensation paid to our directors;
•	periodically reviewing, assessing and providing oversight with respect to our strategy, initiatives and policies concerning employee diversity and inclusion goals; and
•	conducting an annual assessment of the performance of the Compensation Committee and its members, and the adequacy of its charter.
The Compensation Committee retains Alpine Rewards, an independent executive compensation consulting firm (“Alpine”), as its outside compensation consultant, to assess our executive and director compensation programs. Alpine attends Compensation Committee meetings when invited and meets with the Compensation Committee without management. Alpine provides the Compensation Committee with third-party data and analysis as well as advice and expertise on competitive compensation practices and trends, executive compensation plans and program designs and proposed executive and director compensation levels. Alpine reports directly to the Compensation Committee and, as directed by the Compensation Committee, works with management and the chair of the Compensation Committee.
For 2024 compensation, Alpine assisted the Compensation Committee with the following:
•	updating the peer group of companies for our executive and director compensation analysis;
•	updating company-wide market-based compensation guidelines;
•	updating company-wide market-based equity compensation guidelines for new hires and annual grants; and
•	reviewing executive compensation market-based benchmarking data.
The Compensation Committee regularly reviews the services provided by its outside consultants, and it has assessed the independence of Alpine consistent with SEC rules and Nasdaq Listing Rules. In doing so, the Compensation Committee considered each of the factors set forth by the SEC and Nasdaq with respect to a compensation consultant’s independence. The Compensation Committee also considered the nature and amount of work performed for the Compensation Committee and the fees paid for those services in relation to the firm’s total revenues. On the basis of its consideration of the foregoing and other relevant factors, the Compensation Committee has determined that Alpine is independent, and that no conflicts of interest exist between the Company and Alpine.
The Compensation Committee may delegate its authority under its charter to one or more subcommittees as it deems appropriate from time to time. The Compensation Committee may also delegate to an officer the authority to grant equity awards to certain employees, as further described in its charter and subject to the terms of our equity plans.
The Compensation Committee met 4 times in 2024.
Compensation Committee Interlocks and Insider Participation
For the year ended December 31, 2024, our Compensation Committee consisted of Dr. Carson, Ms. Choi and Mr. Wiggans. None of our directors who serve as a member of our Compensation Committee is, or has at any time during the past year been, one of our officers or employees. None of our executive officers currently serves, or has served during the last completed fiscal year, on the Compensation Committee or board of directors of any other entity that has one or more executive officers serving as a member of our Board or Compensation Committee.

Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee consists of Mr. Satter, Mr. Waddill and Mr. Wiggans. The chair of our Nominating and Corporate Governance Committee is Mr. Satter. Our Board has determined that all members of the Nominating and Corporate Governance Committee are independent under the Nasdaq Listing Rules.
The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. To facilitate the search process, the Nominating and Corporate Governance Committee may solicit current directors and executives of the Company for the names of potentially qualified candidates or ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates, or consider director candidates recommended by our stockholders. Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from the Company and potential conflicts of interest and determines if candidates meet the qualifications desired by the Nominating and Corporate Governance Committee for candidates for election as a director. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and making recommendations to our Board concerning governance matters and for periodically reviewing, assessing and providing oversight with respect to our strategy, initiatives and policies concerning corporate social responsibility, including, but not limited to, Board diversity and inclusion goals, environmental matters and related governance matters.
Stockholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Jennifer Lew, Corporate Secretary, Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate stockholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.
The Nominating and Corporate Governance Committee met 2 times in 2024.
Science and Technology Committee
The Science and Technology Committee currently consists of Dr. Carson, Dr. Cockroft and Ms. Choi, each of whom meets the requirements for independence under current Nasdaq Listing Rules and SEC rules and regulations. The chair of our Science and Technology Committee is Dr. Carson.
The Committee’s responsibility is to provide oversight and to engage management and the Board with regard to the significant scientific, medical and technological aspects of our business.
Specific responsibilities of the Science and Technology Committee include:
•
reviewing and advising, on our strategic direction with respect to, and investment in, research and development and technology for our current and planned platform and pipeline, including research, preclinical and clinical development programs;

•	advising and discussing with management science, medical and technology-related operational issues; and
•	receiving and reviewing reports and presentations from management on the status of our science and technology strategy.
The Science and Technology Committee met 5 times in 2024.

Board Diversity
Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:
•	personal and professional integrity;
•	ethics and values;
•	experience in corporate management, such as serving as an officer or former officer of a publicly-held company;
•	professional and academic experience relevant to our industry;
•	experience as a Board member of another publicly-held company;
•	strength of leadership skills;
•	experience in finance and accounting and/or executive compensation practices;
•	ability to devote the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable;
•	background, gender, age and ethnicity;
•	conflicts of interest; and
•	ability to make mature business judgments.
Our Board will evaluate each individual in the context of the Board as a whole, with the objective of ensuring that the Board, as a whole, has the necessary tools to perform its oversight function effectively using its diversity of experience in these various areas in light of our business and structure.
Our Board is committed to equity, diversity and inclusion, and we believe that our Board, taken as a whole, should embody a diverse set of skills, experiences and backgrounds. While our Nominating and Corporate Governance Committee does not assign any particular weighting to diversity or any other characteristic, the committee and our Board take diversity into consideration, including with respect to gender, race and national origin, in evaluating nominees and directors. Our Nominating and Corporate Governance Committee’s and our Board’s priority in selecting board members is identification of persons who will further the interests of our stockholders.
HUMAN CAPITAL AND DIVERSITY EFFORTS
We believe that developing a diverse and inclusive culture is critical to continuing to attract and retain the experienced, talented and high-performing workforce necessary to further our commitment to advancing transformative medicines for patients suffering from debilitating autoimmune and neurodegenerative diseases. As such, we are investing in a culture of inclusion in which all employees feel respected and safe. We aim to assemble a team that can best perpetuate the success of the business through the exercise of sound judgment using its diversity of experience, thought, backgrounds and cultures. As of March 31, 2025, we had 106 employees. As of March 31, 2025, approximately 54 percent of our employees were female, including 45 percent of our senior management, and approximately 23 percent of our positions were filled by employees who are from diverse demographic backgrounds. In addition, our Board currently consists of two directors that are female and five directors from diverse demographic backgrounds.
CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a written code of business conduct and ethics that applies to all of our directors, officers and employees, including those officers responsible for financial reporting. The full text of our code of business conduct and ethics is posted on our website at www.annexonbio.com. Any amendment to, or waiver of, a provision of the code of business conduct and ethics that applies to our directors or our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions will be disclosed on our website as required by law or the rules of Nasdaq. Information contained on, or that can be accessed through, our website does not constitute part of this proxy statement.
INSIDER TRADING, ANTI-HEDGING AND ANTI-PLEDGING POLICIES
Our Board has adopted an insider trading compliance policy, which applies to all of our directors, officers, employees and consultants that is designed to promote compliance with insider trading laws, rules and regulations, as well as procedures designed to further the foregoing purposes. A copy of our insider trading policy is filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended December 31, 2024. In addition, it is our intent to comply with applicable laws and regulations relating to insider trading. Among other things, pursuant to our insider trading compliance policy, our directors, officers, employees and consultants, are prohibited from purchasing financial instruments such as zero-cost collars and forward sale contracts, or otherwise engaging in transactions that hedge, or are designed to hedge, any decrease in the market value of the Company’s equity securities, or that may cause an officer, director or employee to no longer have the same objectives as our other stockholders. In addition, our insider trading compliance policy provides that no director, officer, employee or consultant may pledge company securities as collateral to secure loans. This prohibition means, among other things, that these individuals may not hold company securities in a “margin” account, which would allow the individual to borrow against their holdings to buy securities.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board has selected KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG has served as the Company’s auditor since 2016. Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain KPMG LLP or another firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year, if they determine that such a change would be in the best interests of the Company and its stockholders.
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be required to ratify the selection of KPMG LLP.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES
The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2024 and 2023, by KPMG LLP, the Company’s independent registered public accounting firm.

	Fiscal Year Ended December 31, 2024	Fiscal Year Ended December 31, 2023
Audit Fees(1)	$1,480,516	$1,298,631
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,480,516	$1,298,631

(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.

All fees described above were pre-approved by the Audit Committee in accordance with the pre-approval policies and procedures set forth below.
In connection with the audit of our consolidated financial statements to be included in our Annual Report on Form 10-K for the fiscal year ending December 31, 2025, the Company will enter into an engagement agreement with KPMG LLP that sets forth the terms by which KPMG LLP will perform audit services for the Company.
PRE-APPROVAL POLICIES AND PROCEDURES
The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, KPMG LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.
The Audit Committee has determined that the rendering of services other than audit services by KPMG LLP is compatible with maintaining the registered public accounting firm’s independence.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 2.

PROPOSAL 3

APPROVAL, ON A NON-BINDING ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BACKGROUND
In accordance with Section 14A(a)(1) of the Exchange Act, we are requesting your approval, on a non-binding advisory basis, of the compensation of our named executive officers (commonly known as a “say-on-pay” proposal). Following the 2022 annual meeting of stockholders, and consistent with the results of our stockholder vote on the frequency of future advisory votes on executive compensation taken at that meeting, the Board determined that the Company would hold advisory say-on-pay votes on an annual basis. Accordingly, we are asking for stockholder approval of the compensation of our named executive officers as disclosed in this Proxy Statement.
As described in detail in this proxy statement in the section titled “Executive Compensation,” we believe our named executive officers compensation is structured appropriately to support our Company and business objectives, as well as to support our culture. Our Compensation Committee and Board regularly review our named executive officers compensation program to ensure the fulfillment of our compensation philosophy and goals. We encourage our stockholders to review the section titled “Executive Compensation” of this proxy statement for more information.
Although this vote is non-binding, our Compensation Committee and Board value the opinions of our stockholders and will take the outcome of the vote into account when considering future named executive officers compensation arrangements. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the stockholders of Annexon, Inc. approve, on a non-binding advisory basis, the compensation of Annexon, Inc.’s named executive officers as described in Annexon, Inc.’s Proxy Statement for the 2025 Annual Meeting of Stockholders, including the Summary Compensation Table and related compensation tables and narrative disclosure set forth therein.”
The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes) will be required to approve, on a non-binding advisory basis, the compensation of our named executive officers.
THE BOARD OF DIRECTORS RECOMMENDS
A VOTE “FOR” PROPOSAL 3.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 31, 2025 for:
•	each beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our directors;
•	each of our named executive officers; and
•	all directors and executive officers as a group.
Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including options and warrants that are currently exercisable or exercisable within 60 days of March 31, 2025. Our calculation of the percentage of beneficial ownership is based on 109,714,404 shares of our common stock outstanding as of March 31, 2025. The number of shares of our common stock outstanding as of March 31, 2025 does not include 38,545,587 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of March 31, 2025, which are immediately exercisable at an exercise price of $0.001 per share of common stock, subject to beneficial ownership limitations. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. Common stock subject to options and warrants currently exercisable or exercisable within 60 days of March 31, 2025 is deemed to be outstanding for computing the percentage ownership of the person holding these options and warrants and the percentage ownership of any group of which the holder is a member but is not deemed outstanding for computing the percentage of any other person. Except as otherwise noted, the information below reflects any beneficial ownership limitations set forth in any warrants held by the persons named below.
Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding
Five Percent Stockholders
FMR LLC(1)	13,930,972	12.70%
Redmile Group, LLC(2)	11,566,160	9.99%
BVF Partners L.P.(3)	9,027,788	8.08%
Trusts and other entities affiliated with Muneer A. Satter(4)	8,077,521	7.32%
BlackRock, Inc.(5)	7,647,714	6.97%
The Vanguard Group(6)	5,546,918	5.06%
Directors and Named Executive Officers
William H. Carson, M.D.(7)	103,600	*
Jung E. Choi(8)	94,322	*
Bettina M. Cockroft, M.D.(9)	68,000	*
William (BJ) Jones, Jr.(10)	9,777	*
Muneer A. Satter(11)	8,077,521	7.32%
William D. Waddill(12)	68,000	*
Thomas G. Wiggans(13)	89,745	*
Douglas E. Love(14)	2,652,406	2.37%
Jamie Dananberg, M.D.(15)	197,783	*
Ted Yednock, Ph.D.(16)	694,7792	*
All current executive officers and directors as a group (13 persons)(17)	13,703,428	11.87%

*	Represents beneficial ownership of less than 1%.
(1)
Based solely upon a Schedule 13G/A filed with the SEC on December 6, 2024 and information known to us. FMR LLC beneficially owns 13,930,972 shares of our common stock as of November 29, 2024. Abigail P. Johnson is a Director, the Chairman and the

Chief Executive Officer of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. The business address for FMR LLC is 245 Summer Street, Boston, Massachusetts 02110.
(2)
Based solely upon a Schedule 13G/A filed with the SEC on February 14, 2024 and information known to us. As of December 31, 2024, consists of (i) 5,503,190 shares of common stock were held by certain private investment vehicles and/or sub-advised accounts managed by Redmile Group, LLC., which shares of common stock may be deemed beneficially owned by Redmile Group, LLC as investment manager of such private investment vehicles and/or sub-advised accounts, (ii) common warrants to purchase 4,197,610 shares of common stock and pre-funded warrants to purchase 28,030,226 shares of common stock were held by RedCo II Master Fund, L.P., (iii) common warrants to purchase 645,786 shares of common stock and pre-funded warrants to purchase 6,056,573 shares of common stock were held by Redmile Biopharma Investments II, L.P., (iv) pre-funded warrants to purchase 488,500 shares of common stock were held by Redmile Capital Offshore II Master Fund, Ltd. (Strategic Sleeve), and (v) pre-funded warrants to purchase 1,940,500 shares of common stock were held by Redmile Strategic Long Only Trading Sub, Ltd. These securities may also be deemed beneficially owned by Redmile Group, LLC and Jeremy C. Green as the principal of Redmile Group, LLC. Redmile Group, LLC and Mr. Green each disclaim beneficial ownership of these securities, except to the extent of its or his pecuniary interest in such shares, if any. Pursuant to the terms of the common warrants and the pre-funded warrants, a holder of a warrant does not have the right to exercise any portion of the warrant that would result in the holder, together with its affiliates, beneficially owning a number of shares of common stock in excess of the 9.99% (the “Blocker”) of the shares of common stock then issued and outstanding following the exercise of the warrants, which percentage may be changed at a holder’s election upon 61 days’ notice to us. Accordingly, pursuant to Rule 13d-3 under the Exchange Act, the 11,566,160 shares of common stock reported as beneficially owned by Redmile Group, LLC in the table above consists of (i) an aggregate of 6,062,970 shares of common stock and (ii) an aggregate of 3,696,602 shares of common stock issuable upon the exercise of the common warrants and pre-funded warrants, which together represent 9.99% of our common stock outstanding as of March 31, 2025 assuming the exercise of such warrants. The address for Redmile Group, LLC and Mr. Green is One Letterman Drive, Building D, Suite D3-300, The Presidio of San Francisco, San Francisco, California 94129.

(3)
Based solely upon a Schedule 13G/A filed with the SEC on November 14, 2024. As of September 30, 2024, consists of (i) 3,693,327 shares of common stock and pre-funded warrants to purchase 1,064,170 shares of common stock beneficially owned by Biotechnology Value Fund, L.P. (“BVF”), (ii) 2,893,515 shares of common stock and pre-funded warrants to purchase 829,606 shares of common stock beneficially owned by Biotechnology Value Fund II, L.P. (“BVF2”), (iii) 288,034 shares of common stock and pre-funded warrants to purchase 104,244 shares of common stock beneficially owned by Biotechnology Value Trading Fund OS LP (“Trading Fund OS”), (iv) 125,124 shares held in a certain BVF Partners L.P. (“Partners”) managed account (the “Partners Managed Account”), and (v) pre-funded warrants to purchase 29,758 shares of common stock beneficially owned by MSI BVF SPV, LLC (“MSI BVF”) as of December 31, 2023. BVF I GP LLC (“BVF GP”), as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF II GP LLC (“BVF2 GP”), as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. BVF Partners OS Ltd. (“Partners OS”), as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GP Holdings LLC (“BVF GPH” and, together with BVF, BVF2, Trading Fund OS, Partners, MSI BVF, BVF GP, BVF2 GP and Partners OS, the “BVF Entities”), as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2, Trading Fund OS, and MSI BVF and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2, Trading Fund OS and MSI BVF. Including shares held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mark N. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. BVF GP disclaims beneficial ownership of the shares beneficially owned by BVF. BVF2 GP disclaims beneficial ownership of the shares beneficially owned by BVF2. Partners OS disclaims beneficial ownership of the shares beneficially owned by Trading Fund OS. BVF GPH disclaims beneficial ownership of the shares beneficially owned by BVF and BVF2. Each of Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of the shares beneficially owned by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. Pursuant to the terms of the common warrants and the pre-funded warrants, a holder of a warrant does not have the right to exercise any portion of the warrant that would result in the holder, together with its affiliates, beneficially owning a number of shares of common stock in excess of the 9.99% (the “Blocker”) of the shares of common stock then issued and outstanding following the exercise of the warrants, which percentage may be changed at a holder’s election upon 61 days’ notice to us. Accordingly, pursuant to Rule 13d-3 under the Exchange Act, the 9,027,788 shares of common stock reported as beneficially owned by BVF Entities in the table above consists of (i) an aggregate of 7,000,000 shares of common stock and (ii) an aggregate of 2,027,778 shares of common stock issuable upon the exercise of the common warrants and pre-funded warrants, which together represent 9.99% of our common stock outstanding as of March 31, 2025 assuming the exercise of such warrants. The address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, MSI BVF, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 9410.

(4)
Based solely upon a Form 4 filed with the SEC on December 28, 2023 and information known to us. Consists of (i) 240,000 shares that are held by the Muneer A. Satter Revocable Trust for which the reporting person serves as trustee and, in such capacity, has sole voting and dispositive power over all such shares, (ii) 567,240 shares that are held by various other trusts and other entities for which the reporting person serves as trustee, investment advisor or manager and, in such capacity, has sole voting and dispositive power over all such shares, (iii) 1,147,738 shares of common stock and warrants to purchase 613,497 shares of common stock that are held by Satter Medical Technology Partners, L.P. for which the reporting person has sole voting and dispositive power over all such shares, (iv) 5,451,046 shares of common stock that are held by Alerce Medical Technology Partners, L.P. for which the reporting person has sole voting and dispositive power of all such shares, and (v) 58,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Satter within 60 days of March 31, 2025. Pursuant to the terms of the common warrants, Alerce Medical may not exercise any portion of any common warrant, which, upon giving effect to such exercise, would cause it (together with its affiliates) to own more than 19.99% of the number of shares of the common stock outstanding immediately after giving effect to such exercise, as such percentage ownership is determined in accordance with the terms of the common warrants. However, Alerce

Medical may decrease such percentage to any other percentage (or subsequently increase to any other percentage not in excess of 19.99%, provided that any increase in such percentage shall not be effective until 61 days after such notice is delivered to us). The address of Mr. Satter and the entities affiliated with Mr. Satter is c/o Alerce Investment Management, L.P, 676 North Michigan Avenue, Suite 4000, Chicago, Illinois 60611.
(5)
Based solely upon a Schedule 13G filed with the SEC on November 8, 2024 and information known to us. As of September 30, 2024, consists of 7,647,714 shares that are held by BlackRock, Inc. The address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

(6)
Based solely upon a Schedule 13G/A filed with the SEC on January 31, 2025. As of December 31, 2024, consists of 5,546,918 shares of common stock that are held by The Vanguard Group. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(7)
Consists of 25,600 shares of common stock held of record by Dr. Carson and 78,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Carson within 60 days of March 31, 2025.

(8)	Consists of 94,322 shares of common stock that may be acquired pursuant to the exercise of stock options held by Ms. Choi within 60 days of March 31, 2025.
(9)	Consists of 68,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Cockroft within 60 days of March 31, 2025.
(10)	Consists of 9,777 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Jones within 60 days of March 31, 2025.
(11)	Consists of the securities described in footnote (4) above.
(12)	Consists of 68,000 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Waddill within 60 days of March 31, 2025.
(13)	Consists of 89,745 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Wiggans within 60 days of March 31, 2025.
(14)
Consists of (i) 351,554 shares of common stock held of record by Mr. Love and (ii) 2,300,852 shares of common stock that may be acquired pursuant to the exercise of stock options held by Mr. Love within 60 days of March 31, 2025.

(15)
Consists of (i) 7,479 shares of common stock held of record by Dr. Dananberg and (ii) 190,304 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Dananberg within 60 days of March 31, 2025.

(16)
Consists of (i) 25,787 shares of common stock held of record by Dr. Yednock and (ii) 669,005 shares of common stock that may be acquired pursuant to the exercise of stock options held by Dr. Yednock within 60 days of March 31, 2025.

(17)
Consists of (i) 7,967,707 shares of common stock beneficially owned by our current executive officers and directors and (ii) 5,735,721 shares of common stock that may be acquired pursuant to the exercise of stock options held by our current executive officers and directors within 60 days of March 31, 2025.

MANAGEMENT
The following table sets forth certain information with respect to our executive officers as of April 8, 2025.

Name	Age	Position
Executive Officers
Douglas E. Love, Esq.	57	President, Chief Executive Officer and Class III Director
Rick Artis, Ph.D.	65	EVP & Chief Scientific Officer
Ted Yednock, Ph.D.	67	EVP & Chief Innovation Officer
Jennifer Lew	52	EVP & Chief Financial Officer
Michael Overdorf, M.B.A.	55	EVP & Chief Business Officer
Jamie Dananberg, M.D.	67	EVP & Chief Medical Officer

EXECUTIVE OFFICERS
Douglas Love, Esq. See “Proposal 1, Election of Directors” for Mr. Love’s biographical information.
Rick Artis, Ph.D. has served as our Executive Vice President and Chief Scientific Officer since January 2023.
Dr. Artis most recently served as Chief Scientific Officer at Octant, Inc. from December 2021 to January 2023, a privately-held data-driven therapeutics company. Prior to that, Mr. Artis served as our Senior Vice President, Chemistry from October 2016 to December 2021, where he led the efforts on small molecule classical complement inhibitors that resulted in the nomination of ANX1502 as a development candidate. Prior to that, Dr. Artis served as Senior Vice President, Research at Elan Pharmaceuticals, a biopharmaceutical company, Vice President, Lead Generation at Plexxikon Inc., a privately-held biotechnology company, and held positions of increasing responsibility at Genentech, Inc. and Syntex Corporation. He has co-authored over 45 papers, been recognized as a co-inventor on 45 issued U.S. patents and made direct contributions to seven molecules that have reached various stages of clinical development, including two that have received marketing approval. He received a B.S. in chemistry from the University of California, Berkeley, and a Ph.D. in organic chemistry from Yale University.
Ted Yednock, Ph.D. served as our Executive Vice President and Chief Scientific Officer from 2013 until October 2021 when he became our Chief Innovation Officer and as the chair of our Scientific Advisory Board since November 2023. Prior to joining us, Dr. Yednock was Chief Scientific Officer for Prothena Corporation plc, a publicly-held biotechnology company spun out from Elan and served in several roles of increasing responsibility from 1996 to 2013 at Elan, a biopharmaceutical company, including Head of Global Research from 2007 to 2013. From 1990 to 1996, Dr. Yednock was a scientist at Athena Neurosciences, Inc., a privately-held pharmaceutical company. While at Athena, he was the scientific inventor of Tysabri®, a monoclonal antibody for the treatment of multiple sclerosis. In addition to his work in multiple sclerosis, Dr. Yednock has contributed to the invention or progression of numerous drugs in the areas of Alzheimer’s disease, Parkinson’s disease, amyloidosis, rheumatoid arthritis, psoriasis and Crohn’s disease. Dr. Yednock received a B.S. in Biology and Chemistry from the University of Illinois and a Ph.D. in Anatomy and Cell Biology from the University of California, San Francisco.
Jennifer Lew has served as our Executive Vice President and Chief Financial Officer (“CFO”) since June 2019. She previously served in various leadership roles at Aduro Biotech, Inc., a publicly-held immunotherapy company, from October 2013 to May 2019, most recently serving as its Chief Financial Officer between January 2018 and May 2019. Prior to that, Ms. Lew served as Vice President of Finance and Principal Accounting Officer at Dynavax Technologies Corporation, a publicly-held biopharmaceutical company, and held various roles overseeing accounting and finance operations from 2004 to October 2013. Prior to Dynavax, Ms. Lew held positions as Assistant Controller and Director of Finance at QRS Corporation, a publicly-held technology company, from 2000 to 2004. Ms. Lew was a member of the audit practice at Ernst & Young LLP from 1994 to 1999. Ms. Lew has served as a member of the board of directors of Boundless Bio, Inc. since January 2022. She received a B.A. in Economics/Accounting and Government from Claremont McKenna College and is a Certified Public Accountant (inactive).
Michael Overdorf has served as our Executive Vice President and Chief Business Officer since July 2020. Prior to joining Annexon, from 2001 to July 2020, Mr. Overdorf held various executive leadership roles at Eli Lilly & Company, a publicly-held pharmaceutical company, most recently in Corporate Business Development and

Corporate Strategy where he led teams focused on accessing innovative medicines and led the development and execution of the company’s global strategy. Mr. Overdorf also served as a Global Biologics Platform Team Leader, leading two Phase 3 clinical development teams working on biologic molecules targeting autoimmune diseases and as the Chief Operating Officer of the Bio-Medicines Business Unit of Eli Lilly. Mr. Overdorf also held multiple commercial leadership roles at Eli Lilly, including Chief Marketing Officer of the United Kingdom and General Manager of the Czech & Slovak Republics. Mr. Overdorf is an adjunct lecturer in Medicine in the Division of Clinical Pharmacology at the Indiana University School of Medicine. Mr. Overdorf received a B.A. in Economics from Wabash College and an M.B.A. from Harvard Business School.
Jamie Dananberg, M.D. has served as our Executive Vice President and Chief Medical Officer since July 2023. He previously served as Chief Medical Officer at UNITY Biotechnology, Inc., from January 2016 to April 2023, where he helped build the medical and broader development organization. Prior to UNITY, he served as Executive Vice President at Takeda Pharmaceutical Company Limited, and before that, spent 16 years at Eli Lilly bringing more than 100 programs from discovery to development, leading and supporting efforts through all phases, including the launches of multiple commercial products. Dr. Dananberg started his career practicing medicine in endocrinology and metabolism and ran a basic science laboratory at the University of Michigan. He received his B.S. and M.D. degrees from Tufts University.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires that our executive officers, directors and 10% stockholders file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based solely on our review of forms we received and written representations of our executive officers, directors and 10% stockholders, we believe that during our fiscal year ended December 31, 2024, all Section 16(a) filing requirements were satisfied on a timely basis.

EXECUTIVE COMPENSATION
This section discusses the material components of the executive compensation program for our executive officers who are named in the “2024 Summary Compensation Table” below.
The Company is currently a smaller reporting company and therefore remains eligible to take advantage of smaller reporting company reporting requirements, including the reduced disclosure obligations regarding executive compensation, with respect to this proxy statement. The Company has elected to take advantage of the reduced compensation disclosure obligations available to smaller reporting companies in this proxy statement.
In connection with last year’s annual meeting, we conducted an advisory vote with respect to our executive compensation program, commonly referred to as a “say-on-pay” vote. Of the votes cast, over 97% were in favor of the say-on-pay proposal. We viewed that result as indicating that stockholders are generally in favor of our executive compensation program, and as such we did not make significant changes in our approach with respect to 2024 executive compensation. We value the views of our stockholders and will continue to monitor the results of future say-on-pay votes, which we hold on an annual basis.
Under these rules, we are required to provide compensation disclosure for (i) our principal executive officer, (ii) the two most highly compensated executive officers other than our principal executive officer who were serving as executive officers as of December 31, 2024 and (iii) up to two additional individuals who would have been in (ii) above but for the fact that they were not serving as executive officers as of December 31, 2024. For 2024, our named executive officers are:
•	Douglas Love, Esq., our President and Chief Executive Officer;
•	Jamie Dananberg, M.D., our Executive Vice President and Chief Medical Officer; and
•	Ted Yednock, Ph.D., our Executive Vice President and Chief Innovation Officer.

Summary Compensation Table
The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2024 and 2023, as applicable:

Name and Principal Position during 2024	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Douglas Love, Esq. President & Chief Executive Officer	2024	641,099	—	—	2,661,939	357,500	12,208(3)	3,672,746
	2023	593,380	—	—	1,473,062	375,703	11,039(4)	2,453,184
Jamie Dananberg, M.D.(5) Executive Vice President and Chief Medical Officer	2024	514,583	—	200,070	649,056	196,650	4,000(6)	1,564,359

Ted Yednock, Ph.D. Executive Vice President and Chief Innovation Officer	2024	478,772	—	200,070	649,056	192,600	43,296(7)	1,563,793
	2023	462,626	—	112,712	328,984	207,634	27,500(8)	1,139,456

(1)
The amounts in the “Option Awards” and “Stock Awards” columns reflect the aggregate grant date fair value of stock options and restricted stock units granted during the fiscal year computed in accordance with the provisions of ASC-718. The assumptions that we used to calculate these amounts are discussed in Note 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts may not reflect the actual economic value that will be realized by the named executive officer upon the exercise of the stock options or the sale of the common stock issued upon such exercise.

(2)
Amounts in the “Non-equity Incentive Plan Compensation” column represent amounts earned by our named executive officers under our performance-based cash bonus program based on the achievement of pre-established corporate goals.

(3)	Consists of key-person life insurance premiums of $8,208 and 401(k) matching contributions of $4,000.
(4)	Consists of key-person life insurance premiums of $8,660 and 401(k) matching contributions of $2,379.
(5)
Dr. Dananberg commenced employment with us effective July 27, 2023. He was not a named executive officer for 2023, nor have we previously reported his compensation for 2023. Accordingly, we have excluded Dr. Dananberg’s compensation for 2023.

(6)	Consists of 401(k) matching contributions.
(7)	Consists of key-person life insurance premiums of $33,021 and reimbursement of commuting expenses of $10,275.
(8)	Consists of key-person life insurance premiums.

Outstanding Equity Awards as of December 31, 2024
The following table provides information regarding outstanding equity and stock awards held by our named executive officers as of December 31, 2024:

	Option Awards					Stock Awards
Name and Principal Position during 2024	Vesting Commencement Date	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Units of Stock That Have Not Vested (#)	Market Value of Units of Stock That Have Not Vested ($)(1)
Douglas Love, Esq.	12/12/2014(2)	37,994	—	1.41	1/22/2025	—	—
	12/12/2018(2)	537,844	—	5.11	1/22/2029	—	—
	6/29/2020(3)	414,301	—	13.30	6/29/2030	—	—
	2/25/2021(3)	311,458	13,542	30.07	2/25/2031	—	—
	2/11/2022(3)	226,666	93,334	6.94	2/11/2032	—	—
	2/11/2022(3)	—	—	—	—	13,334	68,404
	7/11/2022(3)	241,666	58,334	3.91	7/11/2032	—	—
	2/16/2023(3)	158,125	186,875	5.94	2/16/2033	—	—
	2/16/2024(3)	136,708	519,492	5.13	2/16/2034	—	—
Jamie Dananberg, M.D.(5)	8/1/2023(6)	97,395	177,605	$3.54	8/1/2033	—	—
	2/16/2024(3)	33,333	126,667	$5.13	2/16/2024	—	—
	2/16/2024(4)	—	—	—	—	39,000	200,070
Ted Yednock, Ph.D.	6/8/2016(2)	28,028	—	1.85	8/11/2026	—	—
	8/11/2016(2)	2,618	—	1.85	8/11/2026	—	—
	12/12/2018(2)	67,939	—	5.11	1/22/2029	—	—
	6/29/2020(3)	192,962	—	13.30	6/29/2030	—	—
	2/25/2021(3)	110,208	4,792	30.07	2/25/2031	—	—
	2/11/2022(3)	70,833	29,167	6.94	2/11/2032	—	—
	2/11/2022(4)	—	—	—	—	4,167	21,377
	7/11/2022(3)	60,416	14,584	3.91	7/11/2032	—	—
	7/11/2022(4)	—	—	—	—	3,125	16,031
	2/16/2023(3)	35,314	41,736	5.94	2/16/2033	—	—
	2/16/2023(4)	—	—	—	—	12,650	64,895
	2/16/2024(3)	33,333	126,667	$5.13	2/16/2024	—	—
	2/16/2024(4)	—	—	—	—	39,000	200,070

(1)	Market value is calculated by multiplying $5.13, the closing trading price per share of our common stock as of December 31, 2024, by the number of unvested RSUs outstanding as of December 31, 2024.
(2)	The option is fully vested.
(3)	The option vests as to 1/48th of the shares in monthly installments measured from the vesting commencement date, subject to continued service to us through the vesting date.
(4)
The RSUs vest in three equal annual installments on each annual anniversary of the grant date, reflected under “vesting commencement date” above, and will vest in full on the third annual anniversary of the grant date, subject to continued service.

(5)	Dr. Dananberg commenced employment with us effective July 27, 2023.
(6)
Twenty-five percent of the shares subject to the option will vest on the first anniversary of the vesting commencement date, and the remainder vests in thirty-six (36) equal monthly installments thereafter, subject to continued service to us through the vesting date.

2024 Base Salaries
Our named executive officers each receive a base salary to compensate them for services rendered to our company. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

In February 2024, the base salaries for Mr. Love, Dr. Yednock and Dr. Dananberg were increased to $650,000, $481,500 and $517,500 respectively. These adjustments reflect a 3.5% merit increase over Drs. Yednock’s and Dr. Dannenberg’s respective 2023 annual base salaries and a 9% increase over Mr. Love’s 2023 annual base salary.
2024 Annual Performance Based Cash Bonus
We maintain an annual performance-based cash bonus program in which each of our named executive officers participated in 2024. Each of our named executive officers’ target bonus is expressed as a percentage of base salary which can be achieved by meeting corporate goals at target level. The 2024 annual bonuses for Mr. Love, Dr. Yednock and Dr. Dananberg were targeted at 55%, 40% and 40% of their respective base salaries.
For 2024, our named executive officers were eligible to earn annual cash bonuses based on the achievement of certain corporate goals reviewed by the Compensation Committee and approved by the Board. For 2024, the Board set corporate performance goals focused on research, clinical development and business enabling activities. Each goal was defined by specific performance objectives and carried a corresponding weighting, such that the corporate goals could be achieved at up to 160% of target. In the case of our named executive officers other than our CEO, annual bonuses were also based on individual achievement, with corporate achievement weighted 80% and individual achievement weighted 20%.
In February 2025, the Compensation Committee reviewed and the Board approved the achievement of our 2024 corporate goals at 100%. Individual achievement was assessed at 100% for Dr. Yednock and 75% for Dr. Dananberg. The actual annual cash bonuses earned by each named executive officer based on 2024 corporate and individual performance are set forth above in the Summary Compensation Table in the column titled “Non-equity Incentive Plan Compensation.”
2024 Equity Compensation
In February 2024, we granted stock options to Mr. Love, Dr. Yednock and Dr. Dananberg for the purchase of 656,200, 160,000 and 160,000 shares of our common stock, respectively. These options vest in forty-eight (48) equal monthly installments from the grant date, subject to continued service. In addition, Dr. Yednock and Dr. Dananberg each received a grant of 39,000 RSUs, which vest in three equal annual installments on each annual anniversary of the grant date and will vest in full on the third annual anniversary of the grant date, subject to continued service.
Other Elements of Compensation
We maintain a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. In 2024, we matched 50% of contributions made by participants in the 401(k) plan, up to an annual maximum of $4,000. We believe that providing a vehicle for tax-deferred retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies. All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental and vision benefits; basic and supplemental life and accidental death and dismemberment insurance; and medical and dependent care flexible spending accounts.
Executive Compensation Arrangements
In connection with our initial public offering in July 2020, we entered into new employment agreements with each of Mr. Love and Dr. Yednock, which superseded the terms of their prior offer letters. We entered into an employment agreement with Dr. Dananberg in connection with his commencement of employment with us in July 2023. The employment agreements generally provide for initial base salary, target bonus, initial stock option grants and certain severance benefits as described in more detail below.
Employment Agreements
Pursuant to the employment agreements with each of our named executive officers, in the event the executive is terminated by us without Cause or resigns for Good Reason (each, as defined in the employment agreements), in each case, other than during the period commencing three months prior to and ending twelve (12) months following a change in control, the executive will receive (i) a lump sum cash payment equal to nine months of base salary, in the case of our executive vice presidents, or twelve (12) months of base salary, in the case of our CEO and (ii) payment or reimbursement of COBRA premiums for nine months, in the case of our executive vice presidents, or twelve (12) months, in the case of our CEO. In the event the executive is terminated without Cause or resigns for Good Reason, in each case, during the period commencing three months prior to and ending twelve (12) months following a change in control, the executive will receive (i) a lump sum cash payment equal to twelve (12) months of base salary plus the executive’s target annual bonus, in the case of our executive vice presidents, or eighteen (18) months of base salary plus 1.5 times the executive’s target annual bonus, in the case of our CEO, (ii) payment or reimbursement of COBRA premiums for twelve (12) months, in the case of our executive vice presidents, or eighteen (18) months, in the case of our CEO and (iii) and full acceleration of all unvested equity awards. The foregoing severance payments and benefits are subject to the executive’s execution of a release of claims in favor of us.
For purposes of our named executive officers’ offer letters and employment agreements:
“Cause” means (i) the executive’s failure to perform the executive’s assigned duties or responsibilities as an officer of us (other than a failure resulting from the executive’s disability) after notice thereof from us describing the executive’s failure to perform such duties or responsibilities, (ii) the executive’s engaging in any act of dishonesty, fraud or misrepresentation, (iii) the executive’s violation of any federal or state law or regulation applicable to our business or our affiliates, (iv) the executive’s breach of any confidentiality agreement or invention assignment agreement between the executive and us (or any affiliate of us) or (v) the executive’s commission of, or entering a plea of nolo contendere to, any crime or committing any act of moral turpitude; and “Good Reason” for the executive to terminate the executive’s employment shall mean the occurrence of any of the following events without the executive’s consent: (i) a material reduction in the executive’s salary or benefits (excluding the substitution of substantially equivalent compensation and benefits), other than as a result of a reduction in compensation affecting our employees, or our successor entity, generally, (ii) a material diminution in the executive’s duties or responsibilities, provided however, that, a mere change in title or reporting relationship alone shall not constitute “Good Reason” and (iii) relocation of the executive’s place of employment to a location more than fifty (50) miles from our office location. If any of the events set forth above shall occur, the executive shall give prompt written notice of such event to us, or our successor entity, upon becoming aware of such event, and if such event is not cured within thirty (30) days from such notice the executive may exercise his or her rights to resign for Good Reason, provided that if the executive has not exercised such right within forty-five (45) days of the date of the expiration of such cure period, the executive shall be deemed to have agreed to the occurrence of such event.

Item 402(v) Pay Versus Performance
The disclosure included in this section is prescribed by SEC rules and does not necessarily align with how the Company or the Compensation Committee view the link between the Company’s performance and named executive officer (“NEO”) pay.
Required Tabular Disclosure of Pay Versus Performance
The amounts in the table set forth below under the headings “Compensation Actually Paid to PEO” and “Average Compensation Actually Paid to Non-PEO NEOs” have been calculated in a manner consistent with Item 402(v) of Regulation S-K. Use of the term “compensation actually paid” (“CAP”) is required by the SEC’s rules and as a result of the calculation methodology required by the SEC, such amounts differ from compensation actually received by the individuals and the compensation decisions described in the Executive Compensation.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)(1)(2)	Compensation Actually Paid to PEO ($)(1)(3)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(1)(2)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)(3)	Total Shareholder Return ($)(4)	Net Income (Loss) ($ Million)(5)
2024	3,672,746	4,367,052	1,564,076	1,812,051	20.5	(138)
2023	2,453,184	1,202,088	1,484,344	1,064,962	18.1	(134)
2022	3,582,434	272,095	1,418,551	334,628	20.7	(142)

(1)	The following individuals are our PEO and other non-PEO NEOs for each fiscal year:

Year	PEO	Non-PEO NEOs
2024	Douglas Love	Jamie Dananberg and Ted Yednock
2023	Douglas Love	Ted Yednock and Rick Artis
2022	Douglas Love	Jennifer Lew and Michael Overdorf

(2)
Represents the amount of total compensation reported for Douglas Love (our Chief Executive Officer) and the average total compensation for our non-PEO NEOs for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation—Summary Compensation Table.”

(3)
Represents the amount of CAP to Douglas Love and the average amount of CAP to our Non-PEO NEOs, respectively, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to our NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the reported total compensation for each year to determine the CAP:

	2022		2023		2024
	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs
Total Compensation as reported on the 2024 Summary Compensation Table (“SCT”)	3,582,434	1,418,551	2,453,184	1,484,344	3,672,746	1,564,076
Less: Grant Date Fair Value of Equity Awards as reported in SCT(a)	(2,660,448)	(816,219)	(1,473,062)	(736,774)	(2,661,939)	(849,126)
Add: Year-End Fair Value of unvested Equity Awards Granted in the Year(b)	2,146,847	655,956	846,371	450,472	2,075,305	706,089
Add: Vesting date Fair Value of Awards Granted during the Year vested during the Year(b)	405,612	114,945	166,151	18,553	666,310	162,463
Add/(less): Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards as of Year End(b)	(1,560,277)	(621,084)	(412,800)	(76,252)	201,334	85,217
Add/(less): Year over Year Change in Fair Value of Equity Awards Granted in Prior Year vested in the Year(b)	(1,642,073)	(417,521)	(377,757)	(75,382)	413,296	143,332

	2022		2023		2024
	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs	PEO	Average Non- PEO NEOs
Add: Change in Fair Value of Awards Granted during Prior Year that were Forfeited during the Year as of Prior Year End	—	—	—	—	—	—
Add: Change in Fair Value of Option awards or Stock Awards modified during the Year	—	—	—	—	—	—
Total Adjustments	(3,310,339)	(1,083,923)	(1,251,096)	(419,382)	694,306	247,975
Compensation Actually Paid	272,095	334,628	1,202,088	1,064,962	4,367,052	1,812,051

(a)	The amounts reflect the aggregate grant-date fair value reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable fiscal year.
(b)
The fair values of stock options included in the CAP to our PEO and the Average CAP to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended December 31, 2024. Changes to the stock option fair values are based on the updated stock price at the respective measurement dates, in addition to updated expected option term, implied volatility of our stock over the updated expected option term, and risk-free rate assumptions. For all years presented, the meaningful increases or decreases in the year-end stock option fair value from the fair value on the grant date were primarily driven by changes in the stock price.

(4)	The amounts reflect the cumulative total shareholder return of our common stock at the end of each fiscal year. In each case, assume an initial investment of $100 on December 31, 2020.
(5)	The dollar amounts reported represent the net income reflected in the Company’s audited financial statements for the applicable year.

Required Disclosure of the Relationship Between Compensation Actually Paid and Financial Performance Measures
As required by Item 402(v) of Regulation S-K, we are providing the following graphs to illustrate the relationship between the pay and performance figures that are included in the pay versus performance tabular disclosure above. As noted above, “compensation actually paid” for purposes of the tabular disclosure and the following graphs were calculated in accordance with SEC rules and do not fully represent the actual final amount of compensation earned by or actually paid to our NEOs during the applicable years.
The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our non-PEO NEOs, with (i) our cumulative TSR and (ii) our net income, in each case, for the three fiscal years presented in the table.

All information provided above under the “Item 402(v) Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

EQUITY COMPENSATION PLAN INFORMATION
The following table provides certain information with respect to all of the Company’s equity compensation plans in effect as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders(1)	10,902,528(3)	9.39(4)	4,093,682(5)
Equity compensation plans not approved by security holders(2)	4,462,220	5.81	3,359,230
Total	15,364,748	8.29	7,452,912

(1)	Consists of the 2011 Equity Incentive Plan (the “2011 Plan”), the 2020 Incentive Award Plan (the “2020 Plan”), and the Employee Stock Purchase Plan (the “ESPP”).
(2)
Consists of the 2022 Employment Inducement Plan (the “2022 Inducement Plan”). The 2022 Inducement Plan was adopted by the Board without stockholder approval pursuant to Nasdaq Marketplace Rule 5635(c)(4), or Rule 5635(c)(4). In accordance with Rule 5635(c)(4), awards made under the 2022 Inducement Plan may only be granted to newly hired employees as an inducement material to the employees entering into employment with the Company. Awards granted under the 2022 Inducement Plan expire no later than ten years from the date of grant. An aggregate of 7,850,000 shares of common stock have been reserved for issuance under the 2022 Inducement Plan.

(3)
Consists of 1,800,037 shares of common stock underlying outstanding options under the 2011 Plan, 8,332,463 shares of common stock underlying outstanding options under the 2020 Plan, and 770,028 shares of common stock underlying unvested RSUs under the 2020 Plan. Does not include approximately 34,175 shares that may be issued with respect to the purchase period in effect as of December 31, 2024 under the ESPP, which purchase period ends on May 15, 2025, based on enrollment as of December 31, 2024 and assuming a purchase price of $2.39 (which was the closing price of our common stock as of March 3, 2025).

(4)	Represents the weighted-average exercise price of outstanding options. Because RSUs do not have an exercise price, the weighted-average exercise price does not take into account outstanding RSUs.
(5)
Includes 2,109,758 shares of common stock available for issuance under the 2020 Plan, and 1,983,924 shares available for issuance under the ESPP as of December 31, 2024. In connection with the effectiveness of the 2020 Plan in July 2020, no further grants are made under the 2011 Plan.

The number of shares of common stock reserved for issuance pursuant to equity awards under the 2020 Plan will automatically increase January 1 of each year for a period of up to ten years, commencing on January 1, 2021 and continuing through and including January 1, 2030 by the lesser of (i) the amount equal to 4% of the number of shares issued and outstanding on December 31 immediately prior to the date of increase or (ii) such lower number of shares as may be determined by the Board, provided that no more than 21,605,212 shares may be issued pursuant to the exercise of incentive stock options.
The number of shares of common stock reserved for issuance under the ESPP will increase January 1 of each year for a period of up to ten years commencing January 1, 2021 and continuing through and including January 1, 2030 by the lesser of (i) a number of shares equal to 1% of the total number of outstanding shares of common stock on December 31 immediately prior to the date of increase or (ii) such number of shares as may be determined by the Board, provided that no more than 3,960,955 shares may be issued under the ESPP.
Limitation on Liability and Indemnification Matters
Our amended and restated certificate of incorporation and our amended and restated bylaws limit our directors’ liability, and provide that we may indemnify our directors and officers to the fullest extent permitted under Delaware General Corporation Law (the “DGCL”). The DGCL provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability for any:
•	transaction from which the director derives an improper personal benefit;
•	act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payment of dividends or redemption of shares; or
•	breach of a director’s duty of loyalty to the corporation or its stockholders.

These limitations of liability do not apply to liabilities arising under federal securities laws and do not affect the availability of equitable remedies such as injunctive relief or recession. The DGCL and our amended and restated bylaws provide that we will, in certain situations, indemnify our directors and officers and may indemnify other employees and other agents, to the fullest extent permitted by law. Any indemnified person is also entitled, subject to certain limitations, to advancement, direct payment or reimbursement of reasonable expenses (including attorneys’ fees and disbursements) in advance of the final disposition of the proceeding. In addition, we have entered, and intend to continue to enter, into separate indemnification agreements with our directors and officers. These indemnification agreements, among other things, require us to indemnify our directors and officers for certain expenses, including attorneys’ fees, judgments, fines and settlement amounts incurred by a director or officer in any action or proceeding arising out of their services as a director or officer, or any other company or enterprise to which the person provides services at our request. We also maintain a directors’ and officers’ insurance policy pursuant to which our directors and officers are insured against liability for actions taken in their capacities as directors and officers. We believe that these provisions in our amended and restated certificate of incorporation and amended and restated bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or control persons, in the opinion of the SEC, such indemnification is against public policy, as expressed in the Securities Act and is therefore unenforceable.
Clawback Policy
In November 2023, our Board adopted a written compensation recovery policy in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable Nasdaq rules, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.
Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information
From time to time, we grant stock options to employees, including the named executive officers. Also, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the Board and at the time of each annual meeting of the Company’s stockholders, respectively, pursuant to our Non-Employee Director Compensation Program, as further described under the heading “—Non-Employee Director Compensation” below. We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. Neither our Board nor our Compensation Committee takes material non-public information (“MNPI”) into account when determining the timing of equity awards, nor do we time the disclosure of MNPI for the purpose of impacting the value of executive compensation.
NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth information concerning compensation earned by the non-employee members of our Board during the year ended December 31, 2024. Mr. Love, our President and CEO, is also a director but does not receive any additional compensation for his services as a director. Information concerning the compensation earned by Mr. Love is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total $
Bettina M. Cockroft, M.D.	55,125	239,238	—	294,363
Jung E. Choi	57,250	239,238	—	296,488
Muneer A. Satter	58,875	239,238	—	298,113
Thomas G. Wiggans	84,250	239,238	—	323,488
William D. Waddill	63,500	239,238	—	302,738
William H. Carson, M.D.	57,250	239,238	—	296,488
William (BJ) Jones, Jr.(3)	—	—	—	—

(1)
The amounts in the “Option Awards” column reflect the aggregate grant date fair value of stock options granted during the calendar year computed in accordance with the provisions of ASC 718, Compensation—Stock Compensation. The assumptions that we used to calculate these amounts are discussed in Note 7 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. These amounts may not reflect the actual economic value that will be realized by the non-employee director upon the exercise of the stock options, or the sale of the common stock acquired upon such exercise.
(2)	The following tables set forth options awards held as of December 31, 2024 by each non-employee director. None of our non-employee directors held any stock awards as of December 31, 2024.

Name	Options Outstanding as of Fiscal Year-End (Exercisable and Unexercisable) (#)
Bettina M. Cockroft, M.D.	112,000
Jung E. Choi	138,322
Muneer A. Satter	102,000
Thomas G. Wiggans	133,745
William D. Waddill	112,000
William H. Carson, M.D.	122,000
William (BJ) Jones, Jr.(3)	—

(3)	Mr. Jones commenced service on our Board on January 9, 2025.
Our Board adopted our Non-Employee Director Compensation Program for our non-employee directors, as amended in April 2025 (the “Amended Director Compensation Program”) pursuant to which non-employee directors are compensated as follows:
•	Each non-employee director receives an annual cash retainer in the amount of $40,000 per year.
•	The non-executive chair receives an additional annual cash retainer in the amount of $35,000 per year.
•
The chair of the Audit Committee receives additional annual cash compensation in the amount of $20,000 per year for such chair’s service on the Audit Committee. Each non-chair member of the Audit Committee receives additional annual cash compensation in the amount of $10,000 per year for such member’s service on the Audit Committee.

•
The chair of the Compensation Committee receives additional annual cash compensation in the amount of $12,000 per year for such chair’s service on the Compensation Committee. Each non-chair member of the Compensation Committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the Compensation Committee.

•
The chair of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $10,000 per year for such chair’s service on the Nominating and Corporate Governance Committee. Each non-chair member of the Nominating and Corporate Governance Committee receives additional annual cash compensation in the amount of $5,000 per year for such member’s service on the Nominating and Corporate Governance Committee.

•
The chair of the Science and Technology Committee receives additional annual cash compensation in the amount of $12,000 per year for such chair’s service on the Science and Technology Committee. Each non-chair member of the Science and Technology Committee receives additional annual cash compensation in the amount of $6,000 per year for such member’s service on the Science and Technology Committee.

•
Each non-employee director is automatically granted an option to purchase 110,000 shares of our common stock upon the director’s initial appointment or election to our Board, referred to as the Initial Grant, and option to purchase 55,000 shares of our common stock automatically on the date of each annual stockholder’s meeting thereafter, referred to as the Annual Grant. The Initial Grant vests in substantially equal monthly installments for three years from the date of grant, subject to continued service. The Annual Grant vests on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting to the extent unvested as of such date, subject to continued service through each applicable vesting date. Each Initial Grant and Annual Grant vests in full in the event of a change in control.

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS
Since January 1, 2023, we have engaged in the following transactions in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of the average of our total assets at year-end for the last two completed fiscal years with our directors, executive officers, holders of more than 5% of our voting securities and affiliates or immediate family members of, or person sharing a household with, our directors, executive officers and holders of more than 5% of our voting securities, and in which any related person had or will have a direct or indirect material interest. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.
2021 At-the-Market Offering
In February 2023, Alerce Medical Technology Partners, L.P. purchased 2,646,458 shares of our common stock at a price of $6.80 per share through our at-the-market offering program, resulting in net proceeds to us of approximately $17.5 million, after deducting sales agent fees. Alerce Medical Technology Partners, L.P. is affiliated with Mr. Satter, a member of our Board. This transaction was approved by the Audit Committee in accordance with our related person transaction policy.
2023 Financing
In December 2023, Alerce Medical Technology Partners, L.P. purchased 350,000 shares of common stock at a price of $2.880 per share for an aggregate price of approximately $1.0 million (the “December 2023 financing”). Alerce Medical Technology Partners, L.P. is affiliated with Mr. Satter, a member of our Board. This transaction was approved by the Audit Committee in accordance with our related person transaction policy.
Also in December 2023, Logos Funds purchased pre-funded warrants to purchase up to 5,244,444 shares of our common stock at a price of $2.879 per pre-funded warrant (the “Logos pre-funded warrants”), which represents the per share public offering price for the shares at the time of issuance, less the $0.001 exercise price of each pre-funded warrant. In February 2024, we issued an aggregate of 5,243,400 shares of common stock to the Logos Funds upon the cashless exercise of the Logos pre-funded warrants. The Logos Funds and affiliated entities beneficially owned more than 5% of our capital stock at the time of the exercise.
2024 Financing
In June 2024, Redmile Group, LLC purchased pre-funded warrants to purchase up to 7,000,000 shares of our common stock, at a price of $6.249 per pre-funded warrant, which represents the per share public offering price for the shares at the time of issuance, less the $0.001 exercise price of each pre-funded warrant. The pre-funded warrants were immediately exercisable, subject to certain beneficial ownership limitations. Redmile Group, LLC and its affiliated entities beneficially owned more than 5% of our capital stock at the time of the 2024 Financing.
Investors’ Rights Agreement
We are party to an amended and restated investors’ rights agreement with, among others, holders of more than 5% of our capital stock and entities with which certain of our directors are affiliated. Certain of the holders of our common stock are entitled to rights with respect to the registration of their shares under the Securities Act, subject to certain exceptions. The investors’ rights agreement also provided for a right of first refusal in favor of certain holders of redeemable convertible preferred stock with regard to certain issuances of our capital stock. The right of first refusal terminated upon the consummation of our initial public offering.
Director and Executive Officer Compensation
See the section titled “Executive Compensation” for information regarding compensation of our current directors and executive officers.
Employment Agreements
We have entered into employment agreements with our current executive officers. For more information regarding these agreements, see the section titled “Executive Compensation.”

Indemnification Agreements
We have entered into indemnification agreements with certain of our current directors and officers, and intend to enter into new indemnification agreements with each of our current directors and officers. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by applicable law.
POLICY AND PROCEDURES FOR RELATED PARTY TRANSACTIONS
Our Board adopted a written related person transaction policy, setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including without limitation purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including but not limited to whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction. Unless otherwise noted, all of the transactions described in this section occurred prior to the adoption of this policy.
HOUSEHOLDING
The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Jennifer Lew, Corporate Secretary, by mail at Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005 or by telephone at (650) 822-5509.
If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Jennifer Lew, Corporate Secretary, by mail at Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005.

OTHER MATTERS
The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Douglas Love
President and Chief Executive Officer

April 23, 2025

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 is available on our website under the “Investors & Media” section. Additionally, we will provide a copy of our Annual Report on Form 10-K, including financial statements and schedules thereto but not including exhibits, as filed with the SEC, without charge upon written request to: Jennifer Lew, Annexon, Inc., 1400 Sierra Point Parkway, Bldg C, Suite 200, Brisbane, California 94005. Exhibits to the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 8:59 p.m. Pacific Time on June 4, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 8:59 p.m. Pacific Time on June 4, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V71165-P27714 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ANNEXON, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. To elect the two nominees for director to serve as Class II directors to hold office until the 2028 annual meeting of stockholders.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jung E. Choi
02) William D. Waddill

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com.

V71166-P27714

ANNEXON, INC.
Annual Meeting of Stockholders
June 5, 2025, 8:00 A.M. Pacific Time
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Douglas Love and Jennifer Lew, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve), all of the shares of Common Stock of Annexon, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 A.M. Pacific Time on June 5, 2025 virtually at www.virtualshareholdermeeting.com/ANNX2025, and any adjournment, continuation or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Please mark, sign, date, and return this proxy card promptly using the enclosed reply envelope.

Continued and to be signed on reverse side